Exhibit 23.3

Huddleston & Co., Inc.
Petroleum and Geological Engineers
1 Houston Center
1221 McKinney, Suite 3700
Houston Texas, 77010

PHONE (713) 209-1100 FAX (713) 752-0828

CONSENT OF HUDDLESTON & CO., INC.

As independent oil and gas consultants, we hereby consent to the references to us and our reserve reports for the years ended December 31, 2013 and 2012 in Callon's Annual Report on Form 10-K for the year ended December 31, 2014 (the “Annual Report”). We further consent to the use and incorporation by reference of information from our report regarding those quantities estimated by us of proved reserves of Callon Petroleum Company and its subsidiaries, the future net revenues from those reserves and the present value for the years ended December 31, 2013 and 2012. We hereby further consent to the incorporation by reference of such information and the related reports in the following Registration Statements:

Registration Statement (Form S-3 No. 333-202038) of Callon Petroleum Company and the related Prospectus, and
Registration Statement (Form S-8 No. 333-109744) pertaining to the Callon Petroleum Company Employee Savings and Protection Plan, and
Registration Statement (Form S-8 No. 333-176061) pertaining to the Callon Petroleum Company 2011 Omnibus Incentive Plan, and
Registration Statement (Form S-8 No. 333-100646) pertaining to the Callon Petroleum Company 2002 Stock Incentive Plan, and
Registration Statement (Form S-8 No. 333-29537) pertaining to the Callon Petroleum Company 1996 Stock Incentive Plan, and
Registration Statement (Form S-8 No. 333-47784) pertaining to the Callon Petroleum Company 1996 Stock Incentive Plan, and
Registration Statement (Form S-8 No. 333-188008) pertaining to the Callon Petroleum Company Employee Savings and Protection Plan;

HUDDLESTON & CO., INC.
Texas Registered Engineering Firm F-1024

/s/ Peter D. Huddleston
Peter D. Huddleston, P.E.
President

Dallas, Texas
March 4, 2015